                                      8-K

                                Current Report


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K



                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 1, 1999



                          MORGAN STANLEY CAPITAL I INC.
            (Exact name of registrant as specified in its charter)




         DELAWARE                   333-62911              13-3291626
----------------------------       -----------         ---------------------
(State of Other Jurisdiction       (Commission           (I.R.S. Employer
      Incorporation)               File Number)        Identification Number)


                               --------------------

                                 1585 Broadway
                                   2nd Floor
                           New York, New York 10036
                         (principal executive offices)
                                (212) 761-4000

Item 5. OTHER EVENTS

     Description of the Certificates

     Morgan Stanley Capital I Inc. (the "Depositor") will cause to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Commission's Rule 424 a Prospectus Supplement and the Prospectus filed as part of Registration Statement, File No. 333-62911, in connection with the Depositor's issuance of a series of certificates, entitled Commercial Mortgage Pass-Through Certificates, Series 1999-FNV1 (the "Certificates"), to be issued pursuant to a pooling and servicing agreement among the Depositor, Amresco Services, L.P., as master servicer, Banc One Mortgage Capital Markets, LLC as special servicer, and Norwest Bank Minnesota, National Association, as trustee.

     Computational Materials

     Morgan Stanley & Co. Incorporated as underwriter of certain of the Certificates (the "Underwriter") has provided certain prospective purchasers of the Class A1, Class A2, Class B, Class C and Class D Certificates (collectively, the "Offered Certificates") with certain yield tables and other computational materials, collateral terms sheets and structural term sheets (the "Computational Materials") in written form, which Computational Materials are in the nature of data tables and term sheet information relating to the assets of the trust fund in which the Certificates represent beneficial ownership, the structure of the Certificates and terms of certain classes of Certificates, and the hypothetical characteristics and hypothetical performance of certain classes and Certificates based on collateral information provided by FINOVA Realty Capital Inc. and/or FINOVA Commercial Mortgage Loan Owner Trust 1998-1 and under certain assumptions and scenarios.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Not applicable

          (b)  Not applicable

          (c)  Exhibits

EXHIBITS NO. 99 DESCRIPTION

     Computational Materials (as defined in Item 5) that have been provided by the Underwriter to certain prospective purchasers of the Offered Certificates.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 1, 1999


MORGAN STANLEY CAPITAL I INC.

By:  /s/ Russell Rahbany
    ---------------------------
    Name: Russell Rahbany
    Title: Vice President


                                       2